Exhibit 99.1

EXCO RESOURCES, INC. ANNOUNCES AGREEMENT WITH BG GROUP

FOR JOINT DEVELOPMENT OF ITS HAYNESVILLE SHALE AND OTHER

OPERATIONS IN EAST TEXAS/NORTH LOUISIANA

DALLAS, TEXAS, June 30, 2009…EXCO Resources, Inc. (NYSE:XCO) (“EXCO”) today announced that it has reached a definitive agreement with BG Group plc (LSE:BG.L) (“BG Group” ) for the joint development and operation of EXCO’s Haynesville shale and certain other related natural gas assets located in East Texas/North Louisiana. In addition, EXCO and BG Group have reached an agreement in principle regarding the joint development and operation of EXCO’s midstream assets in East Texas/North Louisiana.

Pursuant to a purchase and sale agreement (“PSA”), EXCO will sell BG Group a 50% interest in its producing and nonproducing assets in a large area of mutual interest (“AMI”) which encompasses most of EXCO’s holdings in East Texas/North Louisiana, excluding the Vernon Field in Jackson Parish, Louisiana, the Redland Field in Bossier and Webster Parishes, Louisiana and the Gladewater and Overton Fields in Gregg, Rusk and Smith Counties in East Texas. The parties will enter into a joint development agreement at closing with respect to the Haynesville, Bossier and other deep horizons as well as the Cotton Valley, Hosston and other shallow horizons. EXCO will continue serving as operator of the joint development subject to oversight from a Joint Development Operating Committee.

EXCO and BG Group will each own 50% of the acreage, production and reserves within the AMI. The existing assets within the AMI include approximately 120,000 net acres with approximately 65,000 net acres in East Texas and 55,000 net acres in Louisiana. Approximately 84,000 net acres are prospective for Haynesville shale development, and most of this acreage is in the core Haynesville shale areas of DeSoto and Caddo Parishes in Louisiana and Harrison County, Texas. Also included is net production of approximately 95 Mmcfe/d from the Cotton Valley and other shallower horizons and approximately 60 Mmcf/d from the Haynesville shale. As of December 31, 2008, the Cotton Valley and other shallow rights included approximately 414 Bcfe of net proved reserves and approximately 445 Bcfe of net probable and possible reserves, based on year-end SEC pricing. The Haynesville/Bossier shale acreage is under development and EXCO estimates that its current acreage position, most of which is held by shallow production, includes over 1,600 undrilled Haynesville locations containing net potential reserves of 4 to 6 Tcfe, with significant additional potential in the Bossier shale. EXCO and BG Group plan an aggressive development program, particularly in the Haynesville shale, for the remainder of 2009 and in future years. EXCO’s Haynesville shale results to date have been outstanding as 8 horizontal Haynesville wells have been drilled and completed in DeSoto Parish with average gross initial production rates in excess of 23 Mmcf/d on restricted chokes. These well results will allow booking a significant amount of proved reserves. The full year 2009 budget calls for a minimum of 34 horizontal Haynesville wells to be drilled, 27 of which will be operated by EXCO.

EXCO will receive $655 million in cash at closing pursuant to the upstream joint development transaction, subject to customary closing adjustments. In addition, BG Group has agreed to fund $400 million of capital development on EXCO’s behalf, with BG Group paying 75% of EXCO’s drilling and completion costs on the deep rights until the $400 million commitment is satisfied. The drilling and completion cost commitment is expected to be satisfied in 2011 or 2012. EXCO and BG Group will share equally in additional leasehold and asset acquisitions within the AMI.

In addition to the PSA signed for the upstream assets in East Texas/North Louisiana, EXCO and BG Group have also reached an agreement in principle whereby EXCO will sell BG Group a 50% interest in its midstream business (exclusive of the Vernon Field midstream assets) in the area for $249 million in cash. In concert with the planned Haynesville shale development, there will be an effort to develop and grow the midstream business. EXCO currently owns in excess of 700 miles of pipeline and gathering assets in the area and is constructing a 29 mile, 36” diameter header system to transport its Haynesville gas production. Throughput in the midstream business to be contributed to the joint venture is approximately 440 Mmcf/d of which approximately 50% is EXCO gas and 50% is third party gas.

The PSA signed today is subject to normal pre-and post-closing purchase price adjustments and subject to customary closing conditions, customary regulatory approval and the consummation of the midstream joint development transaction. The upstream and midstream joint development transactions are expected to close in the third quarter of 2009, and both transactions have an effective date of January 1, 2009.

The total unadjusted cash proceeds to EXCO of $904 million will be used to repay EXCO Operating Company, LP’s $300 million Senior Unsecured Term Loan with the remainder to be applied to the outstanding balances under EXCO’s credit facilities.

Douglas H. Miller, EXCO’s Chief Executive Officer, commented, “We are very pleased and excited about our joint venture with BG Group. BG Group is a world leader in developing and marketing natural gas. With its strong technical and business capabilities in finding and commercializing reserves in 27 countries on five continents, BG Group will bring considerable expertise to the development of our Haynesville/Bossier shale assets. In addition, BG Group markets approximately 3.5 Bcf of natural gas per day through 66 major interstate and intrastate pipelines serving markets throughout the Midwest and Eastern United States. BG Group will be an extremely valuable partner in our gas marketing efforts. EXCO and BG Group are both committed to increasing the leasehold position and accelerating the drilling and completion efforts in the Haynesville and Bossier shales in East Texas/North Louisiana. This transaction is a significant event for EXCO, both in terms of the ability to aggressively pursue the Haynesville opportunities and in terms of strengthening our balance sheet to be in a position to capitalize on future opportunities in our core areas. We look forward to a long, mutually profitable relationship with our new partner.”

EXCO was advised by Goldman, Sachs & Co. in these transactions.

EXCO Resources, Inc. is an oil and natural gas exploration, exploitation, development and production company headquartered in Dallas, Texas with principal operations in East Texas, North Louisiana, Appalachia, West Texas and the Mid-Continent.

EXCO will host a conference call on Tuesday, June 30, 2009 at 9:00 a.m. (Dallas time) to discuss the contents of this release and respond to questions. Please call (800) 309-5788 if you wish to participate and ask for the EXCO conference call ID# 17987368. The conference call will also be webcast on EXCO’s website at www.excoresources.com under the Investor Relations tab. Presentation materials related to this release will be posted on EXCO’s website on Tuesday, June 30, 2009, before market open.

A digital recording will be available starting two hours after the completion of the conference call until 11:59 p.m., July 13, 2009. Please call (800) 642-1687 and enter conference call ID# 17987368 to hear the recording. A digital recording of the conference call will also be available on EXCO’s website.

Additional information about EXCO Resources, Inc. may be obtained by contacting EXCO’s Chairman, Douglas H. Miller, or its President, Stephen F. Smith, at EXCO’s headquarters, 12377 Merit Drive, Suite 1700, Dallas, TX 75251, telephone number (214) 368-2084, or by visiting EXCO’s website at www.excoresources.com. EXCO’s SEC filings and press releases can be found under the Investor Relations tab.

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This release may contain forward-looking statements relating to future financial results, business expectations and business transactions. Business plans may change as circumstances warrant. Actual results may differ materially from those predicted as a result of factors over which EXCO has no control. Such factors include, but are not limited to: estimates of reserves, commodity price changes, regulatory changes and general economic conditions. These risk factors and additional information are included in EXCO’s reports on file with the Securities and Exchange Commission. EXCO undertakes no obligation to publicly update or revise any forward-looking statements.

The SEC has generally permitted oil and natural gas companies, in filings made with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use the terms “probable,” “possible,” “unproved,” or “potential” to describe volumes of reserves potentially recoverable through additional drilling or recovery techniques that the SEC’s guidelines prohibit us from including in filings with the SEC. These estimates are by their nature more speculative than estimates of proved reserves and accordingly are subject to substantially greater risk of being actually realized by the company. While we believe our calculation of unproved drillsites and estimations of unproved reserves have been appropriately risked and are reasonable, such calculations and estimates have not been reviewed by third party engineers or appraisers. Investors are urged to consider closely the disclosure in our Annual Report on Form 10-K for the year ended December 31, 2008 available on our website at www.excoresources.com under the Investor Relations tab or calling us at 214-368-2084.